Exhibit 3.01

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1                      FILED # G17881-99
Carson City, Nevada 89701-4299                           SEP 21 2004
(775) 684 5708                                        IN THE OFFICE OF
Website: secretaryofstate.biz                            Dean Heller
                                                DEAN HELLER, SECRETARY OF STATE
---------------------------------
  CERIFICATE OF CHANGE PURSUANT
          TO NRS 78.209
---------------------------------

Important: Read attached instructions before completing form.

                                                 ABOVE SPACE FOR OFFICE USE ONLY

               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
               --------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------

1. Name of Corporation
 Nova Communications Ltd.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
 500,000,000 shares of common stock, par value $0.001 and 100,000 shares of preferred stock, par value $0.001.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
 5,000,000 shares of common stock, par value $0.001 and 100,000 shares of preferred stock, par value $0.001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
 One (1) share of common stock will be issued in exchange for each 100 shares of common stock outstanding. No shareholder will be reduced below 100 shares after completion of the exchange.

6. The provision, if any, for the issuance of fractional shares, or for the payment money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
 Fractional shares will be rounded up to the nearest whole share. The percentage of outstanding shares affected is 2 %.
                                  -----

7. Effective date of filing (optional)
                                      ------------------------------------------
                                      (must not be later than 90 days after the
                                       certificate is filed)

8. Officer Signature: /s/ KENNETH D. OWEN                       President
                     -------------------------------------  -----------------
                                Signature                         Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

                                        Nevada Secretary of State AM 78.209 2003
                                                            Revised on: 10/24/03